UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2011

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2011, Hillenbrand, Inc. (“Hillenbrand”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Rotex Holdings, LLC (“Seller”) and Rotex Global, LLC (“Rotex”), a wholly-owned subsidiary of Seller, pursuant to which Hillenbrand will acquire from Seller all of the outstanding membership interests in Rotex for $240 million in cash, subject to certain closing and post-closing adjustments (the “Transaction”).  Based in Cincinnati, Ohio, Rotex is a leading manufacturer of dry material separation machines and replacement parts and accessories used in a broad range of domestic and international industries.

The Purchase Agreement contains customary representations, warranties, covenants, and conditions.  The Transaction is expected to close in late August, subject to the receipt of regulatory approvals and the satisfaction of other customary closing conditions.

In connection with the Transaction, Hillenbrand has executed employment agreements with certain executive officers of Rotex, which are subject to and become effective only upon the consummation of the Transaction.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide information regarding the terms of the agreement and is not intended to provide any other factual information about Hillenbrand, Rotex or Seller. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for the purposes of the Purchase Agreement and the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement. In addition, the representations and warranties contained in the Purchase Agreement (i) are qualified by information in a confidential disclosure letter that the parties have exchanged, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge, and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Hillenbrand’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Hillenbrand or any of its respective subsidiaries or affiliates.

Item 8.01. Other Events.

On August 5, 2011, Hillenbrand issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Securities Purchase Agreement, dated as of August 4, 2011, by and among Hillenbrand, Inc., Rotex Global, LLC, and Rotex Holdings, LLC

99.1	Press Release, dated August 5, 2011, of Hillenbrand, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE: August 5, 2011

	BY:	/S/ Cynthia L. Lucchese
Cynthia L. Lucchese
Senior Vice President and
Chief Financial Officer

DATE: August 5, 2011

	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Securities Purchase Agreement, dated as of August 4, 2011, by and among Hillenbrand, Inc., Rotex Global, LLC, and Rotex Holdings, LLC

99.1	Press Release, dated August 5, 2011, of Hillenbrand, Inc.